For more information, contact:

Katharine Boyce

Investor Relations Coordinator

Acxiom Corporation

(501) 342-1321

EACXM

Acxiom® Announces Second-Quarter Results

LITTLE ROCK, Ark. — October 24, 2007 — Acxiom® Corporation (NASDAQ: ACXM) today announced financial results for the second quarter of fiscal 2008 ended September 30, 2007. Acxiom will hold a conference call at 4:30 p.m. CDT today to discuss this information further. Interested parties are invited to the call, which will be broadcast via the Internet at www.acxiom.com.

Revenue for the three-month period was $351.0 million, an increase of 0.8 percent over $348.3 million for the comparable prior-year period. Income from operations for the three-month period equaled $20.4 million compared to $41.9 million for the quarter ended September 30, 2006. Earnings of $.13 per diluted share include the impact of $14.8 million, or 4 cents per diluted share, in unusual expense items net of income tax effect in the quarter as detailed below.

For the six-month period ended September 30, 2007, revenue totaled $689.2 million, an increase of 0.6 percent over $685.0 million for the comparable prior-year period. Income from operations for the six-month period was $24.5 million compared to $78.2 million for the six months ended September 30, 2006. The diluted loss per share of $.01 includes the impact of $35.4 million, or 27 cents per diluted share, in unusual expense items net of income tax effect for the six-month period.

Charles D. Morgan, Acxiom’s company leader and chairman of the board stated, “We are moving forward as an independent, publicly owned company. Despite the distraction of the recent course of events, the company posted a slight revenue increase for the quarter. In addition, we instituted an expense reduction plan during mid-September and we expect to see the benefit of the plan during the second half of the fiscal year.”

Details of Acxiom’s second-quarter performance include:

•	Revenue of $351.0 million, up 0.8 percent from $348.3 million in the second quarter a year ago.
•	Income from operations of $20.4 million, a 51.4 percent decrease compared to $41.9 million in the second quarter last year.
•

Unusual items that added $14.8 million in expenses in the quarter and $35.4 million for the six-month period. Included were costs related to the terminated transaction with Silver Lake and ValueAct Capital of $2.3 million and $17.4 million, for the current three-month and six-month period, respectively. The transaction costs were treated as non-deductible for income tax purposes in the first quarter. However, as the transaction was terminated on October 1, these costs were determined to be fully deductible in the second quarter. Unusual items also included $4.9 million in the second quarter and $10.0 million in the six-month period related to the write-off of certain long-term assets related to amended contracts with certain information technology outsourcing clients. Also included were restructuring charges, primarily severance payments, of $5.3 million and $5.7 million for the quarter and the six-month period, respectively. Finally, a charge of $2.3 million was recorded during the second quarter related to a lease termination payment. These expenses, including income tax effects, reduced second-quarter and year-to-date diluted earnings per share by $.04 and $.27, respectively.

•	Diluted earnings per share of $.13, compared to diluted earnings per share of $.25 in the second quarter last year.
•	Net income of $10.5 million, compared to net earnings of $21.7 million in the second quarter of fiscal 2007.
•

Operating cash flow of $40.6 million and free cash flow available to equity of negative $11.3 million. The free cash flow available to equity is a non-GAAP financial measure, and reconciliation to the comparable GAAP measure, operating cash flow, is attached to this press release.

In fiscal 2008, Acxiom implemented a new organizational alignment with three operating divisions. Organization highlights are as follows:

•

Services Division: The division develops, sells and delivers industry-tailored solutions globally through the integration of products, services and consulting. Revenue for the quarter was $190.7 million, up 4.4 percent from $182.6 million in the second quarter of the previous fiscal year. For the six-month period ended September 30, 2007, revenue was $372.2 million, a 4.6 percent increase over $355.8 million for the six-month period ended September 30, 2006.

•

Information Products Division: The division develops and sells all global data products, including InfoBase® and Personicx®, as well as fraud and risk mitigation products sold in the U.S., including InsightIdentify. It focuses on product development, product lifecycle management, data content management and innovation. Revenue for the quarter was $108.2 million, a 3.6 percent increase over $104.4 million in the same quarter last year. Revenue for the six-month period ended September 30, 2007 increased 2.5 percent to $204.9 million from $199.9 million in the comparable prior-year period.

•

Infrastructure Management Division: The division develops and delivers information technology products and services that improve a company’s ability to manage its information technology delivery platform with lower costs and higher efficiencies. Such offerings include traditional IT outsourcing and transformational solutions such as the Acxiom data factory. Revenue for the second quarter was $112.9 million, compared to $119.3 million the same quarter last year, a decrease of 5.4 percent. For the six-month period ended September 30, 2007, revenue was $226.4 million, a 5.6 percent decrease in revenue from $239.8 million for the six-month period ended September 30, 2006. Revenue from five large contracts decreased by $12.9 million in the quarter and $25.5 million for the six months. Revenue for all other Infrastructure Management customers increased 8.8 percent for the quarter and 8.3 percent for the six months.

Other Second-Quarter Highlights

•

During the quarter, Acxiom expanded its interactive marketing offerings with the acquisition of New York-based EchoTarget, a leader in dynamic banner retargeting. The company provides customized targeting solutions for online advertisers and publishers, extending Acxiom’s personalization expertise across digital channels that already include email, search and website. EchoTarget works with marketers and publishers to identify and target high-value marketing segments based on users’ online behaviors. Those users are then targeted through relevant banners on the company’s network of websites.

•

Acxiom was named to the InformationWeek 500 list and ranked No. 117 among the 500 companies listed. For nearly 20 years, InformationWeek has identified and honored the nation's most innovative users of information technology. The list is unique among corporate rankings because it spotlights the power of innovation in information technology, rather than simply identifying the biggest IT spenders.

Outlook

For the fiscal year ending March 31, 2008, revenue is expected to be flat to up 1 percent compared to fiscal 2007. Earnings per diluted share, before the effect of any unusual gains or losses, is expected to be in the range of $.69 to $.73. Reflecting the $35.4 million of unusual items recorded during the first two quarters of the fiscal year, and including the receipt of the $65 million merger termination fee in the third quarter, earnings per diluted share for the fiscal year are expected to be between $.91 and $.95.

In previous communications, the Company provided financial guidance under a Financial Road Map. At the present time, the Company no longer intends to update this guidance. As such, previous guidance issued under the Financial Road Map should no longer be relied upon.

About Acxiom Corporation

Acxiom Corporation (NASDAQ: ACXM; www.acxiom.com) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom's innovative solutions are Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Ark., with locations throughout the United States and Europe, and in Australia, China, and Canada. For more information, visit www.acxiom.com.

This release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. Such statements may include but are not necessarily limited to the following: that we expect to remain focused on improving operating results, that we expect to see the full impact of expense reductions during the second half of the fiscal year and that we expect revenue and earnings to be within the ranges noted above. The following are important factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that certain contracts may not be closed, or may not be closed within the anticipated time frames; the possibility that clients may attempt to reduce the amount of business they do with the Company; the possibility that in the event of a change of control of the Company that certain of the clients of the Company would invoke certain provisions in their contracts resulting in a decline in the revenue and profit of the Company; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that negative changes in economic or other conditions might lead to a reduction in demand for our products and services; the possibility of an economic slowdown or that economic conditions in general will not be as expected; the possibility that the historical seasonality of our business may change; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the integration of acquired businesses may not be as successful as planned; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the possibility that we may not be able to attract and retain qualified technical and leadership associates, or that we may lose key associates to other organizations; the possibility that we won’t be able to properly motivate our sales force or other associates; the possibility that we won’t be able to achieve cost reductions and avoid unanticipated costs; the possibility that we won’t be able to continue to receive credit upon satisfactory terms and conditions; the possibility that competent, competitive products, technologies or services will be introduced into the marketplace by other companies; the possibility that we may be subjected to pricing pressure due to market conditions and/or competitive products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the Company; the possibility that changes in accounting pronouncements may occur and may impact these projections; the possibility that we won’t be able to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that there will be changes in the legislative, accounting, regulatory and consumer environments affecting our business, including but not limited to litigation, legislation, regulations and customs relating to our ability to collect, manage, aggregate and use data; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services; the possibility that we may enter into short-term contracts which would affect the predictability of our revenues; the possibility that the amount of ad hoc, volume-based and project work will not be as expected; the possibility that we may experience a loss of data center capacity or interruption of telecommunication links or power sources; the possibility that we may experience failures or breaches of our network and data security systems, leading to potential adverse publicity, negative customer reaction, or liability to third parties; the possibility that postal rates may increase, thereby leading to reduced volumes of business; the possibility that our clients may cancel or modify their agreements with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that we experience processing errors which result in credits to customers, re-performance of services or payment of damages to customers; the possibility that the services of the United States Postal Service, their global counterparts and other delivery systems may be disrupted; and the possibility that we may be affected by other competitive factors.

Other factors are detailed from time to time in our periodic reports and registration statements filed with the United States Securities and Exchange Commission. We believe that we have the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom, InfoBase and Personicx are registered trademarks of Acxiom Corporation.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	September 30,
			$	%
	2007	2006	Variance	Variance

Revenue:
Services	267,653	266,099	1,554	0.6%
Data	83,373	82,220	1,153	1.4%
Total revenue	351,026	348,319	2,707	0.8%

Operating costs and expenses:
Cost of revenue
Services	208,697	201,384	7,313	3.6%
Data	56,998	51,062	5,936	11.6%
Total cost of revenue	265,695	252,446	13,249	5.2%

Services gross margin	22.0%	24.3%
Data gross margin	31.6%	37.9%
Total gross margin	24.3%	27.5%

Selling, general and administrative	55,042	54,008	1,034	1.9%
Gains, losses and other items, net	9,932	-	9,932	100.0%

Total operating costs and expenses	330,669	306,454	24,215	7.9%

Income from operations	20,357	41,865	(21,508)	(51.4%)

Other income (expense):
Interest expense	(13,842)	(8,950)	(4,892)	54.7%
Other, net	1,331	2,685	(1,354)	(50.4%)

Total other income (expense)	(12,511)	(6,265)	(6,246)	99.7%

Earnings before income taxes	7,846	35,600	(27,754)	(78.0%)

Income taxes	(2,696)	13,884	(16,580)	(119.4%)

Net earnings	10,542	21,716	(11,174)	(51.5%)

Earnings per share:

Basic	0.13	0.25	(0.12)	(48.0%)

Diluted	0.13	0.25	(0.12)	(48.0%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Six Months Ended
	September 30,
			$	%
	2007	2006	Variance	Variance

Revenue:
Services	532,388	527,991	4,397	0.8%
Data	156,806	157,033	(227)	(0.1%)
Total revenue	689,194	685,024	4,170	0.6%

Operating costs and expenses:
Cost of revenue
Services	420,783	397,457	23,326	5.9%
Data	110,883	100,634	10,249	10.2%
Total cost of revenue	531,666	498,091	33,575	6.7%

Services gross margin	21.0%	24.7%
Data gross margin	29.3%	35.9%
Total gross margin	22.9%	27.3%

Selling, general and administrative	107,711	108,753	(1,042)	(1.0%)
Gains, losses and other items, net	25,322	-	25,322	100.0%

Total operating costs and expenses	664,699	606,844	57,855	9.5%

Income from operations	24,495	78,180	(53,685)	(68.7%)

Other income (expense):
Interest expense	(27,417)	(16,719)	(10,698)	64.0%
Other, net	1,514	3,332	(1,818)	(54.6%)

Total other income (expense)	(25,903)	(13,387)	(12,516)	93.5%

Earnings (loss) before income taxes	(1,408)	64,793	(66,201)	(102.2%)

Income taxes	(429)	25,269	(25,698)	(101.7%)

Net earnings (loss)	(979)	39,524	(40,503)	(102.5%)

Earnings (loss) per share:

Basic	(0.01)	0.45	(0.46)	(102.2%)

Diluted	(0.01)	0.44	(0.45)	(102.3%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended

	September 30,	June 30,	$	%
	2007	2007	Variance	Variance

Revenue:
Services	267,653	264,735	2,918	1.1%
Data	83,373	73,433	9,940	13.5%
Total revenue	351,026	338,168	12,858	3.8%

Operating costs and expenses:
Cost of revenue
Services	208,697	212,086	(3,389)	(1.6%)
Data	56,998	53,885	3,113	5.8%
Total cost of revenue	265,695	265,971	(276)	(0.1%)

Services gross margin	22.0%	19.9%
Data gross margin	31.6%	26.6%
Total gross margin	24.3%	21.3%

Selling, general and administrative	55,042	52,669	2,373	4.5%
Gains, losses and other items, net	9,932	15,390	(5,458)	(35.5%)

Total operating costs and expenses	330,669	334,030	(3,361)	(1.0%)

Income from operations	20,357	4,138	16,219	392.0%

Other income (expense):
Interest expense	(13,842)	(13,575)	(267)	2.0%
Other, net	1,331	183	1,148	627.3%

Total other income (expense)	(12,511)	(13,392)	881	(6.6%)

Earnings (loss) before income taxes	7,846	(9,254)	17,100	(184.8%)

Income taxes	(2,696)	2,267	(4,963)	(218.9%)

Net earnings (loss)	10,542	(11,521)	22,063	(191.5%)

Earnings (loss) per share:

Basic	0.13	(0.15)	0.28	(186.7%)

Diluted	0.13	(0.15)	0.28	(186.7%)

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	September 30,	September 30,	June 30,
	2007	2006	2007

Basic earnings per share:

Numerator - net earnings (loss)	10,542	21,716	(11,521)

Denominator - weighted-average shares outstanding	80,646	86,000	79,341

Basic earnings (loss) per share	0.13	0.25	(0.15)

Diluted earnings per share:

Numerator - net earnings (loss)	10,542	21,716	(11,521)

Denominator - weighted-average shares outstanding	80,646	86,000	79,341

Dilutive effect of common stock options, warrants and restricted stock	1,839	2,203	-

	82,485	88,203	79,341

Diluted earnings (loss) per share	0.13	0.25	(0.15)

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Six Months Ended

	September 30,	September 30,
	2007	2006

Basic earnings per share:

Numerator - net earnings (loss)	(979)	39,524

Denominator - weighted-average shares outstanding	79,993	87,078

Basic earnings (loss) per share	(0.01)	0.45

Diluted earnings per share:

Numerator - net earnings (loss)	(979)	39,524

Denominator - weighted-average shares outstanding	79,993	87,078

Dilutive effect of common stock options, warrants and restricted stock	-	2,235

	79,993	89,313

Diluted earnings (loss) per share	(0.01)	0.44

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	September 30,	September 30,
Revenue:	2007	2006

Information services	190,650	182,611
Information products	108,230	104,433
Infrastructure management	112,883	119,283
Eliminations	(60,737)	(58,008)

Total revenue	351,026	348,319

Income from operations:

Information services	27,757	33,633
Information products	6,822	5,303
Infrastructure management	12,573	11,763
Corporate & other	(26,795)	(8,834)

Total income from operations	20,357	41,865

Margin:

Information services	14.6%	18.4%
Information products	6.3%	5.1%
Infrastructure management	11.1%	9.9%

Total margin	5.8%	12.0%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended

	September 30,	September 30,
Revenue:	2007	2006

Information services	372,207	355,828
Information products	204,904	199,869
Infrastructure management	226,403	239,774
Eliminations	(114,320)	(110,447)

Total revenue	689,194	685,024

Income from operations:

Information services	52,689	64,305
Information products	2,438	3,091
Infrastructure management	24,878	25,857
Corporate & other	(55,510)	(15,073)

Total income from operations	24,495	78,180

Margin:

Information services	14.2%	18.1%
Information products	1.2%	1.5%
Infrastructure management	11.0%	10.8%

Total margin	3.6%	11.4%

ACXIOM CORPORATION AND SUBSIDIARIES
DATA REVENUE AND COST OF DATA SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	September 30,	September 30,	$	%	June 30,	$	%
	2007	2006	Variance	Variance	2007	Variance	Variance

Data	63,534	62,654	880	1.4%	53,841	9,693	18.0%
Passthrough data	19,839	19,566	273	1.4%	19,592	247	1.3%

Total data revenue	83,373	82,220	1,153	1.4%	73,433	9,940	13.5%

Cost of data revenue:
Data	37,159	31,496	5,663	18.0%	34,293	2,866	8.4%
Passthrough data	19,839	19,566	273	1.4%	19,592	247	1.3%

Total cost of data	56,998	51,062	5,936	11.6%	53,885	3,113	5.8%

Margin:

Data	41.5%	49.7%			36.3%
Passthrough data	0.0%	0.0%			0.0%
Total data	31.6%	37.9%			26.6%

ACXIOM CORPORATION AND SUBSIDIARIES
DATA REVENUE AND COST OF DATA SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended

	September 30,	September 30,	$	%
	2007	2006	Variance	Variance

Data	117,375	117,183	192	0.2%
Passthrough data	39,431	39,850	(419)	(1.1%)

Total data revenue	156,806	157,033	(227)	(0.1%)

Cost of data revenue:
Data	71,452	60,784	10,668	17.6%
Passthrough data	39,431	39,850	(419)	(1.1%)

Total cost of data	110,883	100,634	10,249	10.2%

Margin:

Data	39.1%	48.1%
Passthrough data	0.0%	0.0%
Total data	29.3%	35.9%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	September 30,	March 31,	$	%
	2007	2007	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	53,831	37,776	16,055	42.5%
Trade accounts receivable, net	294,822	285,850	8,972	3.1%
Refundable income taxes	11,421	7,657	3,764	49.2%
Deferred income taxes	22,244	22,341	(97)	(0.4%)
Other current assets	52,421	59,252	(6,831)	(11.5%)

Total current assets	434,739	412,876	21,863	5.3%

Property and equipment	763,381	733,175	30,206	4.1%
Less - accumulated depreciation and amortization	471,529	420,883	50,646	12.0%

Property and equipment, net	291,852	312,292	(20,440)	(6.5%)

Software, net of accumulated amortization	55,641	44,289	11,352	25.6%
Goodwill	529,039	522,046	6,993	1.3%
Purchased software licenses, net of accumulated amortization	136,683	151,326	(14,643)	(9.7%)
Unbilled and notes receivable, excluding current portions	13,285	16,742	(3,457)	(20.6%)
Deferred costs, net	132,016	137,684	(5,668)	(4.1%)
Data acquisition costs	34,941	35,398	(457)	(1.3%)
Other assets, net	22,735	23,251	(516)	(2.2%)

	1,650,931	1,655,904	(4,973)	(0.3%)

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of long-term obligations	95,193	106,921	(11,728)	(11.0%)
Trade accounts payable	54,070	54,808	(738)	(1.3%)
Accrued payroll and related expenses	31,235	33,663	(2,428)	(7.2%)
Other accrued expenses	80,352	79,078	1,274	1.6%
Deferred revenue	86,911	113,318	(26,407)	(23.3%)

Total current liabilities	347,761	387,788	(40,027)	(10.3%)

Long-term obligations:
Long-term debt and capital leases, net of current installments	618,981	631,184	(12,203)	(1.9%)
Software and data licenses, net of current installments	7,010	17,695	(10,685)	(60.4%)

Total long-term obligations	625,991	648,879	(22,888)	(3.5%)

Deferred income taxes	96,333	97,926	(1,593)	(1.6%)

Commitments and contingencies

Stockholders’ equity:
Common stock	11,371	11,145	226	2.0%
Additional paid-in capital	769,096	718,336	50,760	7.1%
Retained earnings	461,865	462,844	(979)	(0.2%)
Accumulated other comprehensive income	27,011	17,526	9,485	54.1%
Treasury stock, at cost	(688,497)	(688,540)	43	(0.0%)

Total stockholders’ equity	580,846	521,311	59,535	11.4%

	1,650,931	1,655,904	(4,973)	(0.3%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	September 30,

	2007	2006

Cash flows from operating activities:
Net earnings	10,542	21,716
Non-cash operating activities:
Depreciation and amortization	60,819	56,936
Loss (gain) on disposal or impairment of assets, net	(384)	(1,586)
Deferred income taxes	(360)	(189)
Non-cash stock compensation expense	1,672	591
Changes in operating assets and liabilities:
Accounts receivable	(17,838)	(5,039)
Other assets	2,178	(4,576)
Accounts payable and other liabilities	(195)	920
Deferred revenue	(15,790)	(4,364)
Net cash provided by operating activities	40,644	64,409
Cash flows from investing activities:
Capitalized software	(9,820)	(6,926)
Capital expenditures	(5,291)	(3,260)
Cash collected from the sale and license of software	-	5,000
Deferral of costs	(11,630)	(16,559)
Payments received from investments	1,799	1,925
Net cash paid in acquisitions	(2,791)	-
Net cash used by investing activities	(27,733)	(19,820)
Cash flows from financing activities:
Proceeds from debt	-	621,396
Payments of debt	(27,346)	(300,059)
Dividends paid	-	(8,808)
Sale of common stock	6,281	10,132
Acquisition of treasury stock	-	(281,335)
Tax benefit of stock options exercised	344	1,765
Net cash used by financing activities	(20,721)	43,091
Effect of exchange rate changes on cash	262	(11)

Net increase (decrease) in cash and cash equivalents	(7,548)	87,669
Cash and cash equivalents at beginning of period	61,379	4,163
Cash and cash equivalents at end of period	53,831	91,832

Supplemental cash flow information:
Cash paid during the period for:
Interest	13,850	8,732
Income taxes	96	17,563
Payments on capital leases and installment payment arrangements	17,651	21,951
Payments on software and data license liabilities	7,279	7,304
Other debt payments, excluding line of credit	2,416	1,804
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	8,498	14,601
Construction and other financing	-	7,752
Software licenses and maintenance acquired under software obligation	493	-
Note payable issued in acquisition	300	-

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended

	September 30,

	2007	2006

Cash flows from operating activities:
Net earnings (loss)	(979)	39,524
Non-cash operating activities:
Depreciation and amortization	119,921	115,983
Loss (gain) on disposal or impairment of assets, net	(74)	(1,670)
Deferred income taxes	(1,586)	(422)
Non-cash stock compensation expense	3,030	1,144
Changes in operating assets and liabilities:
Accounts receivable	(10,117)	(6,835)
Other assets	1,386	(1,390)
Accounts payable and other liabilities	(3,292)	(8,823)
Deferred revenue	(28,513)	(16,752)
Net cash provided by operating activities	79,776	120,759
Cash flows from investing activities:
Capitalized software	(18,267)	(12,645)
Capital expenditures	(8,158)	(3,477)
Cash collected from the sale and license of software	-	10,000
Deferral of costs	(25,759)	(33,446)
Payments received from investments	1,799	2,708
Net cash paid in acquisitions	(5,471)	-
Net cash used by investing activities	(55,856)	(36,860)
Cash flows from financing activities:
Proceeds from debt	2,127	650,269
Payments of debt	(58,629)	(367,925)
Dividends paid	-	(8,808)
Sale of common stock	42,101	16,905
Acquisition of treasury stock	-	(293,300)
Tax benefit of stock options exercised	5,968	2,844
Net cash used by financing activities	(8,433)	(15)
Effect of exchange rate changes on cash	568	243

Net increase in cash and cash equivalents	16,055	84,127
Cash and cash equivalents at beginning of period	37,776	7,705
Cash and cash equivalents at end of period	53,831	91,832

Supplemental cash flow information:
Cash paid during the period for:
Interest	27,738	16,562
Income taxes	211	22,831
Payments on capital leases and installment payment arrangements	36,788	40,856
Payments on software and data license liabilities	13,772	15,151
Other debt payments, excluding line of credit	5,942	3,515
Revolving credit payments	2,127	-
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	15,720	34,027
Construction and other financing	5,351	13,656
Software licenses and maintenance acquired under software obligation	493	15,266
Note payable issued in acquisition	300	-

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/06	09/30/06	12/31/06	03/31/07	YTD FY2007	06/30/07	09/30/07	YTD FY2008

Net cash provided by operating activities	56,350	64,409	62,659	76,534	259,952	39,132	40,644	79,776

Plus:
Payments received from investments	783	1,925	-	50	2,758	-	1,799	1,799
Less:
Capitalized software	(5,719)	(6,926)	(6,798)	(8,000)	(27,443)	(8,447)	(9,820)	(18,267)
Capital expenditures	(217)	(3,260)	(2,518)	(8,230)	(14,225)	(2,867)	(5,291)	(8,158)
Deferral of costs	(16,887)	(16,559)	(16,149)	(17,092)	(66,687)	(14,129)	(11,630)	(25,759)
Payments on capital leases and installment payment arrangements	(18,905)	(21,951)	(16,700)	(18,579)	(76,135)	(19,137)	(17,651)	(36,788)
Payments on software and data license liabilities	(7,847)	(7,304)	(6,000)	(5,746)	(26,897)	(6,493)	(7,279)	(13,772)
Other required debt payments	(1,711)	(1,804)	(3,117)	(3,603)	(10,235)	(3,526)	(2,416)	(5,942)

Subtotal	5,847	8,530	11,377	15,334	41,088	(15,467)	(11,644)	(27,111)

Plus:
Tax benefit of stock options and warrants	1,079	1,765	1,237	61	4,142	5,624	344	5,968

Subtotal	6,926	10,295	12,614	15,395	45,230	(9,843)	(11,300)	(21,143)

Plus:
Cash collected from sale of software	5,000	5,000	-	-	10,000	-	-	-

Total	11,926	15,295	12,614	15,395	55,230	(9,843)	(11,300)	(21,143)